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                                                                     EXHIBIT 3.2


                        THE COMPANIES LAW (1995 REVISION)

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                             FRUIT OF THE LOOM, LTD.

1.       The NAME of the Company is FRUIT OF THE LOOM, LTD.

2. The REGISTERED OFFICE of the Company is situate at the offices of Truman Bodden & Company, P.O. Box 866, Anderson Square Building (3rd Floor), George Town, Grand Cayman, Cayman Islands, British West Indies or at such other place as the Directors may determine.

3. The OBJECTS for which the Company is established are NOT restricted but, without limiting the generality of the foregoing, the Company shall have full power and authority to do and carry out any and all acts exercisable by a natural person or body corporate or any other legal entity in any part of the world in any capacity whatsoever including whether as principal, agent, contractor, broker, representative, attorney or otherwise and whether alone or jointly with others and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (1995 Revision) or any other law of the Cayman Islands or any modifications or re-enactments thereof.

4. Pursuant to the Companies Law (1995 Revision), the Company shall have, and be capable of exercising, all of the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5.       The Company is registered as an exempted company and accordingly:-

         5.1 it shall have the power to apply to the Registrar of Companies for, and to be, registered by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands with full power to carry out all or any matters required by Section 223 of the Companies Law (1995 Revision) or any statutory modifications or re-enactments thereof; and

         5.2 it shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands provided that nothing in this clause shall be construed so as to prevent the Company effecting and concluding contracts in the Cayman Islands and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.



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6.       Nothing in the preceding clauses shall be deemed to permit the Company to carry on such business as requires a licence under applicable Cayman Islands law including, without limitation:-

         6.1 the business of a bank or trust company unless licensed therefore under The Banks and Trust Companies Law (1995 Revision);

         6.2 the business of an insurance company, manager, agent, sub-agent or broker unless licensed therefore under The Insurance Law (1995 Revision); or

         6.3 the business of company management unless licensed therefore under The Companies Management Law (1996 Revision)

         or any statutory modification or re-enactment of any of the same for the time being in force.

7.       THE LIABILITY of the members is limited.

8. THE AUTHORISED SHARE CAPITAL of the Company is one United States dollar (US$1.00) divided into one hundred shares each with a par value of one United States cent (US$0.01), with the power for the Company insofar as is permitted by law, to redeem any of its shares, increase or reduce such capital, and to issue all, or any part of, its capital (whether original, redeemed, increased or reduced) with or without any preference, priority or special privilege, or subject to any postponement of rights, or to any conditions or restrictions whatsoever and so that, unless the conditions of issue shall otherwise expressly provide, every issue of shares, whether stated to be preference or otherwise, shall be subject to the powers on the part of the Company hereinbefore contained.

I/We, the person or persons who have subscribed our names and addresses, are desirous of being formed into a company, in pursuance of this Memorandum of Association, and I/We respectively agree to take the number of shares in the capital of the Company set opposite my/our respective name/s.


NAME, ADDRESS & DESCRIPTION                              NUMBER OF SHARES TAKEN
OF SUBSCRIBER/S                                              BY EACH SUBSCRIBER

TRULAW CORPORATE SERVICES LTD.                                             4
OF P.O. BOX 866, GEORGE TOWN, GRAND CAYMAN
HOLDING COMPANY

/s/ ANDREW G. KIDD
-------------------------
(Authorised signatory)
Trulaw Directors Ltd., Director

                                                         TOTAL SHARES TAKEN 4



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DATED THIS 23RD DAY OF JANUARY, 1998


WITNESS TO THE ABOVE SIGNATURE:

/s/ SUSANNA GIULIANI
-------------------------
NAME

P.O. BOX 866, GEORGE TOWN,
GRAND CAYMAN


I,                    ,Registrar of Companies in and for the Cayman Islands DO
HEREBY CERTIFY that this is a true and correct copy of the Memorandum of
Association of this Company duly incorporated on the     day of




                             REGISTRAR OF COMPANIES



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